UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2020

CONTINENTAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-32886	73-0767549
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 N. Broadway Oklahoma City, Oklahoma	73102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 234-9000

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CLR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 – Entry into a Material Definitive Agreement.

Purchase Agreement

On November 10, 2020, Continental Resources, Inc. (the “Company”) and its subsidiaries, Banner Pipeline Company, L.L.C., CLR Asset Holdings, LLC and The Mineral Resources Company (collectively, the “Initial Guarantors”), entered into a Purchase Agreement (the “Purchase Agreement”) with BofA Securities, Inc. as the representative of the several initial purchasers (collectively, the “Initial Purchasers”), relating to the issuance and sale of $1.5 billion in aggregate principal amount of the Company’s 5.75% senior notes due 2031 (the “Notes”), which offering was upsized from the originally proposed $1.0 billion offering. The Notes were offered and will be sold in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be resold to qualified institutional buyers under Rule 144A of the Securities Act and outside the United States to non-U.S. persons in compliance with Regulation S of the Securities Act.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company and the Initial Guarantors, on one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. A copy of the Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K (“Form 8-K”) and is incorporated herein by reference. The description of the Purchase Agreement in this report is a summary and is qualified in its entirety by the terms of the Purchase Agreement.

Relationships

Certain of the Initial Purchasers and certain of their affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services to the Company and the Initial Guarantors, for which services they have received and may in the future receive customary fees. Affiliates of certain of the Initial Purchasers are lenders under the Company’s revolving credit facility. The Company intends to use a portion of the excess net proceeds, if any, from the offering of the Notes to repay a portion of the borrowings outstanding under the revolving credit facility. Therefore, affiliates of certain of the Initial Purchasers may be repaid with a portion of the net proceeds of the offering of the Notes. Additionally, the Company intends to use a portion of the net proceeds from the offering to purchase Target Notes in the Tender Offers (each as defined hereafter). Certain of the Initial Purchasers or their affiliates may hold a portion of the Company’s 5.0% senior notes due 2022 and 4.5% senior notes due 2023 (collectively the “Target Notes”) that may be purchased in tender offers commenced by the Company to purchase the Target Notes for cash (the “Tender Offers”), and such Initial Purchasers or their affiliates thereby may receive a portion of the net proceeds from the offering.

Item 8.01 – Other Events.

On November 10, 2020, the Company issued a press release announcing the pricing of the upsized offering of the Notes. A copy of the Company’s press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

The press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Purchase Agreement dated as of November 10, 2020 among Continental Resources, Inc., Banner Pipeline Company, L.L.C., CLR Asset Holdings, LLC, The Mineral Resources Company and BofA Securities, Inc. as the representative of the several initial purchasers.

99.1	Press release dated November 10, 2020 announcing the pricing of the upsized offering of the Notes.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINENTAL RESOURCES, INC.
(Registrant)
Dated: November 10, 2020
	By:	/s/ John D. Hart
John D. Hart
Senior Vice President, Chief Financial Officer & Treasurer